Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Pentair plc, an entity organized under the laws of Ireland, hereby constitute and appoint Randall J. Hogan, John L. Stauch and Angela D. Lageson, and each of them individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign his/her name as a director of Pentair plc (the “Company”) to this Registration Statement on Form S-3 and any amendments (including post-effective amendments) or supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or each of them, have done or shall lawfully do by virtue of this Power of Attorney.

WITNESS his/her hand this 11th day of May, 2015.

Signature	Title

/s/ Glynis A. Bryan Glynis A. Bryan	Director

/s/ Jerry W. Burris Jerry W. Burris	Director

/s/ Carol A. Davidson Carol A. Davidson	Director

/s/ Jacques Esculier Jacques Esculier	Director

/s/ T. Michael Glenn T. Michael Glenn	Director

/s/ David H. Y. Ho David H. Y. Ho	Director

/s/ David A. Jones David A. Jones	Director

/s/ Ronald L. Merriman Ronald L. Merriman	Director

/s/ William T. Monahan William T. Monahan	Director

/s/ Billie I. Williamson Billie I. Williamson	Director